Exhibit 99.2

Exhibit 99.2

Dole Food Company, Inc.

Earnings Call and Webcast First Quarter 2012 May 3, 2012

Beth Potillo

Treasurer

Forward-Looking Statements

The information presented here contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Forward looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms such as “may,” “will,” “expects,” “believes,” “intends,” “anticipates” and similar expressions. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include weather-related phenomena; market responses to industry volume pressures; product and raw materials supplies and pricing; energy supply and pricing; changes in interest and currency exchange rates; economic crises and security risks in developing countries; international conflict; and quotas, tariffs and other governmental actions. Further information on the factors that could affect Dole’s financial results is included in its SEC filings, including its Annual Report on Form 10-K.

David A. DeLorenzo

Chief Executive Officer

Q1 Adjusted EBITDA by Segment

($ millions)

$125 $100 $75 $50 $25 $0

$71 21 13

48

2012

$111 19 17

84

2011

Packaged foods

Fresh vegetables Fresh fruit

Fresh fruit decreased $36 million

- Lower pricing in North America and increased purchased fruit costs from Latin American growers

- Higher earnings in Asia bananas

Fresh vegetables decreased $4 million

- Packaged salads increased as a result of improved pricing and lower vegetable costs

- Improved performance in fresh berries as a result of lower growing and harvesting costs

- Lower pricing in fresh-packed vegetables – ($12) million impact

Packaged foods increased $2 million (10%)

- Lower marketing expenditures in North America and higher pricing

- Partially offset by higher product costs

Note: Graph does not include Corporate

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Fresh Vegetables: Q1 2012 Review

Packaged salad improvement continues Fresh-packed vegetables down $12 million

Fresh-packed vegetables

- Excess industry supply due to good weather resulted in lowest Q1 average prices in 15 years Packaged salads

- Improved performance continues

- Higher prices, better mix, increased retail volumes

- Continued operational efficiencies

Fresh berries

- Higher earnings versus 2011 as a result of lower growing and harvesting costs

Fresh Fruit: Q1 2012 Review

Q1 Adjusted EBITDA decreased $36 million

Latin America

– Tight supply due to adverse weather in Ecuador resulting in increased prices for third party fruit Europe

– Lower pricing and higher fruit cost, partially offset by lower shipping and distribution costs as a result of restructuring activities North America

– Higher fruit, packaging and shipping costs

– Lower banana prices Asia

– Improved local pricing and favorable foreign currency movements

– Higher volumes of other fresh fruit

Packaged Foods: Q1 2012 Review

Adjusted EBITDA increased 10% to $21 million

Higher prices offset increased product costs Higher sales in frozen fruit

FRUIT BOWL US $ Market Share

2012* 2011*

Fruit Bowls (#1) 51.9% 50.1%

Successful new product introductions

Dole Fruit Smoothie Shakers®

– National TV advertising campaign has begun

Frozen Fruit Single-serve Cups

*Source: IRI Syndicated Data Total US for the first quarter ended March 24, 2012 and March 26, 2011

Joseph S. Tesoriero

Chief Financial Officer

Q1 2012 Revenues

($ millions)

$1,750 $1,500 $1,250 $1,000 $750 $500 $250

$0

$1,627 $1,686

267 265

236 230

1,124 1,191

2012 2011

Packaged foods

Fresh vegetables Fresh fruit

Fresh fruit down 6%

- Divestiture of our Spanish operations accounted for half of the reduction

- Lower prices in North America, lower volumes and pricing in Europe, higher prices in Asia

- Higher volumes of fresh pineapple and Chilean deciduous fruit

Fresh vegetables up 2%

- Stronger performance in packaged salads (higher pricing) and fresh berries (increased volumes)

- Significantly lower pricing across all major fresh-packed vegetable product lines

Packaged foods up 1%

- Higher pricing of packaged fruits worldwide

- Higher sales in frozen fruit driven by new product introductions

- Partially offset by lower worldwide volumes of packaged fruit products

Note: Numbers may not foot due to rounding.

Q1 Adjusted EBITDA by Segment

($ millions)

$125 $100 $75 $50 $25 $0

$71 21 13

48

2012

$111 19 17

84

2011

Packaged foods

Fresh vegetables

Fresh fruit

Fresh fruit decreased $36 million

- Lower pricing in North America and increased purchased fruit costs from Latin American growers

- Higher earnings in Asia bananas

Fresh vegetables decreased $4 million

- Packaged salads increased as a result of improved pricing and lower vegetable costs

- Improved performance in fresh berries as a result of lower growing and harvesting costs

- Lower pricing in fresh-packed vegetables – ($12) million impact

Packaged foods increased $2 million (10%)

- Lower marketing expenditures in North America and higher pricing

- Partially offset by higher product costs

Note: Graph does not include Corporate

Comparable Income from Continuing Ops.

($ millions, except per share data)

Revenues, net Cost of products sold

Gross Margin

SMG&A expenses Charges for restructuring Gain on Asset Sales

Operating Income

Other, net

EBIT before disc. ops.

Interest expense

Earnings before taxes

Income taxes

Income from cont. ops., net

Income from cont. ops. per share

Per 10-Q Q1 2012

Adj

Comparable

Q1 2012

Per 10-Q Q1 2011

Adj

Comparable Q1 2011

$ 1,626.6 (1,455.8)

170.8

(127.3) (1.3) 4.2 46.4 5.5

51.9

(30.8)

21.1

(3.9) $ 17.2

$ 0.20

(0.9)

(0.9)

2.6 1.3 (4.2) (1.2) (3.3)

(4.5)

(4.5)

0.3 $ (4.2)

$ 1,626.6 (1,456.7)

169.9

(124.7) — -45.2 2.2

47.4

(30.8)

16.6

(3.6) $ 13.0

$ 0.15

$ 1,686.1 (1,479.3)

206.8

(124.7) (2.8) -79.3 (36.8)

42.5

(35.5)

7.0

(5.2) $ 1.8

$ 0.02

(0.2)

(0.2)

1.2 2.8 -3.8 41.2

45.0

45.0

(0.3) $ 44.7

$ 1,686.1 (1,479.5)

206.6

(123.5) — -83.1 4.4

87.5

(35.5)

52.0

(5.5) $ 46.5

$ 0.53

The line items presented here have been adjusted consistent with the purpose of calculating Comparable Income from continuing operations, and thus are non-GAAP measures.

Q&A

Appendix

Non-GAAP Financial Measures

Earnings before interest, taxes and discontinued operations (“EBIT before discontinued.operations”), Adjusted EBITDA and Comparable Income (loss) from continuing operations (total and per share) are measures commonly used by financial analysts in evaluating the performance of companies. EBIT before discontinued operations is calculated from net income by adding interest expense and income tax expense, and adding the loss or subtracting the income from discontinued operations, net of income taxes. Adjusted EBITDA is calculated from EBIT before discontinued operations by: (1) adding depreciation and amortization; (2) adding the net unrealized loss or subtracting the net unrealized gain on foreign currency and bunker fuel hedges and the cross currency swap which do not have a more than insignificant financing element present at contract inception; (3) adding the net loss or subtracting the net gain on the long-term Japanese yen hedges; (4) adding the foreign currency loss or subtracting the foreign currency gain on the vessel obligations; (5) adding the net unrealized loss or subtracting the net unrealized gain on foreign denominated instruments; (6) adding share-based compensation expense; (7) adding charges for restructuring; and (8) subtracting the gain on asset sales. Due to the fact that the long-term Japanese yen hedges had more than an insignificant financing element at inception, the liability is treated similar to a debt instrument and the associated cash flows are classified as a financing activity. As a result, both the realized and unrealized gains and losses related to these hedges are subtracted from or added back to EBIT before discontinued operations when calculating Adjusted EBITDA. Comparable Income (loss) from continuing operations is calculated from income (loss) from continuing operations by adding charges for restructuring, net of income taxes, adding the net unrealized loss or subtracting the net unrealized gain on foreign currency and bunker fuel hedges and the cross currency swap, net of income taxes, adding the net loss or subtracting the net gain on the long-term Japanese yen hedges, net of income taxes, adding the foreign currency loss or subtracting the foreign currency gain on the vessel obligations, net of income taxes, adding the net unrealized loss or subtracting the net unrealized gain on foreign denominated instruments, net of income taxes, adding share-based compensation expense, net of income taxes, and subtracting the gain on asset sales, net of income taxes. These items have been adjusted because management excludes these amounts when evaluating the performance of Dole. Net debt is calculated as total debt less cash.

EBIT before discontinued operations, Adjusted EBITDA and Comparable Income (loss) from continuing operations (total and per share) are not calculated or presented in accordance with U.S. GAAP and are not a substitute for net income attributable to Dole Food Company, Inc., net income, income from continuing operations, cash flows from operating activities or any other measure prescribed by U.S. GAAP. Further, EBIT before discontinued operations, Adjusted EBITDA and Comparable Income (loss) from continuing operations (total and per share) as used herein are not necessarily comparable to similarly titled measures of other companies. However, Dole has included these three measures herein because management believes that they are useful performance measures for Dole and for securities analysts, investors and others in the evaluation of Dole.

Reconciliation of Net Income to EBIT before

Discontinued Operations and Adjusted EBITDA

($ millions)

Net income

Discontinued operations, net

Income from continuing operations Interest expense Income taxes EBIT before discontinued operations Foreign currency loss—vessel obligations Net unrealized (gain) loss—derivatives

Net (gain) loss on long-term Japanese yen hedges Net unrealized (gain) loss—foreign instruments Share-based compensation Charges for restructuring Gain on asset sales Subtotal Depreciation and amortization Adjusted EBITDA

Q1 2012 $ 17.2 -17.2 30.8 3.9 51.9 1.4 (1.8) (0.1) (3.9) 2.8 1.3 (4.2) 47.4 23.6 $ 71.0

Q1 2011 $ 2.0 (0.2) 1.8 35.5 5.2 42.5 2.4 3.6 27.4 6.9 1.9 2.8 -87.5 23.3 $ 110.8

Q1 Adjusted EBITDA by Segment

($ millions)

Quarter Ended March 24, 2012	Fresh Fruit	Fresh Vegetables	Packaged Foods	Corporate	Total
EBIT before disc. ops.	$ 37.5	$ 7.0	$ 16.3	$ (8.9)	$ 51.9
Foreign currency loss - vessel obligations	1.4	-	-	-	1.4
Net unrealized gain - derivatives	(1.4)	-	(0.4)	-	(1.8)
Net (gain) loss on long-term Japanese yen hedges	0.9	-	-	(1.0)	(0.1)
Net unrealized gain - foreign instruments	(0.2)	-	(0.1)	(3.6)	(3.9)
Share-based compensation	0.7	0.2	0.2	1.7	2.8
Charges for restructuring	1.3	-	-	-	1.3
Gain on asset sales	(4.2)	-	-	-	(4.2)
Sub total	36.0	7.2	16.0	(11.8)	47.4
Depreciation and amortization	11.9	6.2	5.1	0.4	23.6
Adjusted EBITDA	$ 47.9	$ 13.4	$ 21.1	$ (11.4)	$ 71.0

Quarter Ended March 26, 2011	Fresh Fruit	Fresh Vegetables	Packaged Foods	Corporate	Total
EBIT before disc. ops.	$ 65.8	$ 12.3	$ 12.2	$ (47.8)	$ 42.5
Foreign currency loss - vessel obligations	2.4	-	-	-	2.4
Net unrealized (gain) loss - derivatives	(1.2)	-	1.0	3.8	3.6
Net loss on long-term Japanese yen hedges	-	-	-	27.4	27.4
Net unrealized (gain) loss - foreign instruments	(0.1)	-	1.1	5.9	6.9
Share-based compensation	0.4	0.1	0.1	1.3	1.9
Charges for restructuring	2.8	-	-	-	2.8
Sub total	70.1	12.4	14.4	(9.4)	87.5
Depreciation and amortization	13.5	4.6	4.8	0.4	23.3
Adjusted EBITDA	$ 83.6	$ 17.0	$ 19.2	$ (9.0)	$ 110.8

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Statements of Operations

($ millions)

Q1 2012 Q1 2011

Revenues, net $ 1,626.6 $ 1,686.1 Cost of products sold (1,455.8) (1,479.3) Gross margin 170.8 206.8 Selling, marketing and general and administrative expenses (127.3) (124.7) Charges for restructuring (1.3) (2.8) Gain on asset sales 4.2 -Operating income, net 46.4 79.3 Other income (expense), net 3.0 (39.3) Interest income 0.9 1.3 Interest expense (30.8) (35.5) Income from continuing operations before income taxes and equity earnings 19.5 5.8 Income taxes (3.9) (5.2) Earnings from equity method investments 1.6 1.2 Income from continuing operations, net of income taxes 17.2 1.8 Income from discontinued operations, net of income taxes — 0.2 Net income 17.2 2.0 Less: Net income attributable to noncontrolling interests (0.8) (1.0) Net income attributable to Dole Food Company, Inc. $ 16.4 $ 1.0

Balance Sheets

($ millions)

March 24, 2012 December 31, 2011 ASSETS

Cash and cash equivalents $ 105.7 $ 122.3 Restricted cash 6.2 6.2 Receivables, net 738.8 685.1 Inventories 877.0 829.5 Prepaid expenses and other assets 64.3 65.3 Deferred income tax assets 26.1 26.2 Assets held-for-sale 23.9 75.7 Total current assets 1,842.0 1,810.3 Investments 101.5 99.5 Actively marketed land 74.8 74.8 Property, plant and equipment, net 900.7 910.7 Goodwill 412.7 416.9 Intangible assets, net 739.7 732.0 Other assets, net 257.3 225.9 Total Assets 4,328.7 4,270.1

LIABILITIES AND EQUITY

Accounts payable 501.3 452.0 Liabilities related to assets-held-for-sale — 49.1 Accrued liabilities 521.5 540.5 Current portion of long-term debt, net 10.5 10.8 Notes payable 56.5 28.0 Total current liabilities 1,089.8 1,080.4 Long-term debt, net 1,625.8 1,641.1 Deferred income tax liabilities 185.0 181.7 Other long-term liabilities 529.6 548.5 Shareholders’ equity Common stock 0.1 0.1 Additional paid-in capital 789.2 786.4 Retained earnings 125.8 109.4 Accumulated other comprehensive income (loss ) (43.0) (103.4) Equity attributable to shareholders of Dole Food Company, Inc. 872.1 792.5 Equity attributable to noncontrolling interests 26.4 25.9 Total equity 898.5 818.4 Total liabilities and equity $ 4,328.7 $ 4,270.1

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